UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 11, 2025
INDIVIOR PLC
(Exact name of registrant as specified in its charter)

England and Wales	001-37835	98-1204773
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10710 Midlothian Turnpike, Suite 125 North Chesterfield, VA	23235
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 804-379-1040 not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, $0.50 nominal value per share	INDV	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company
☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On December 11, 2025 shareholders of Indivior PLC (the "Company" or the "Registrant") approved amended and restated articles of association (the “Amended Articles”). The amendments introduced a new Article 136 for the purpose of facilitating the scheme of arrangement as set out in the shareholder circular published on November 14, 2025 (the “Scheme of Arrangement”). Pursuant to the new Article 136, any ordinary shares allotted and issued after the Amended Articles take effect but before the Scheme Record Time (as defined in the Amended Articles) are subject to the terms of the Scheme of Arrangement, and the holders of such shares are bound by the terms of the Scheme of Arrangement accordingly. This ensures that all Indivior PLC shareholders become shareholders of Indivior Pharmaceuticals, Inc. and that Indivior PLC becomes a wholly-owned subsidiary of Indivior Pharmaceuticals, Inc., in each case through operation of the Scheme of Arrangement and despite any interim issues of shares in Indivior PLC that might occur prior to completion of the Scheme of Arrangement (expected later in January 2026). The Amended Articles became effective on December 11, 2025. The foregoing description of the Amended Articles is qualified in its entirety by reference to the full text of the Amended Articles, which are filed as Exhibit 3.1 to this report.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On December 11, 2025, two meetings of the Company's shareholders were held in connection with the Scheme of Arrangement and related matters.

Results of the Court Meeting

The first meeting was convened by an order of the High Court of Justice made on November 7, 2025 (the "Court Meeting") to approve the Scheme of Arrangement. Under English law, the statutory majority required to approve the Scheme of Arrangement at the Court Meeting is a majority in number representing not less than seventy-five percent in value of the shares present and voting. The result of the poll taken at the Court Meeting of the Company's shareholders is set out as follows:

1. To approve the Scheme of Arrangement at the Court Meeting.

Number of Shareholders Voting For	Number of Shareholders Voting Against	Withheld	Abstentions and Broker Non-Votes
15	2	0	0

Votes For	Votes Against	Withheld	Abstentions and Broker Non-Votes
94,968,161	46,544	0	0

Accordingly, the resolution approving the Scheme of Arrangement at the Court Meeting was passed by a majority in number representing not less than seventy-five per cent by number of votes of those present and voting at the Court Meeting (in person or by proxy).

Results of the Extraordinary General Meeting

The second meeting was a general meeting of the Company (the "Extraordinary General Meeting") to approve certain matters related to the Scheme of Arrangement. The total number of votes cast in respect of each resolution is set forth below. The full text of each resolution was contained in the Notice of Extraordinary General Meeting.

1. To authorise the Directors to take all necessary action to give effect to the Scheme of Arrangement.

Votes For	Votes Against	Withheld	Abstentions and Broker Non-Votes
79,657,867	19,200	10,645	*

2. To authorise the reduction of share capital.

Votes For	Votes Against	Withheld	Abstentions and Broker Non-Votes
79,648,083	24,302	15,327	*

3. To authorise (a) the paying up, allotment and issuance of New Indivior Shares, and (b) the Directors to allot such New Indivior Shares.

Votes For	Votes Against	Withheld	Abstentions and Broker Non-Votes
78,547,077	1,126,760	13,875	*

4. To authorise the amendment to the articles of association.

Votes For	Votes Against	Withheld	Abstentions and Broker Non-Votes
79,653,740	22,803	11,169	*

5. To authorise the re-registration of the Company as a private company limited by shares.

Votes For	Votes Against	Withheld	Abstentions and Broker Non-Votes
79,657,070	26,320	4,322	*

6. To authorise the adoption of the Post-Scheme Articles of Association.

Votes For	Votes Against	Withheld	Abstentions and Broker Non-Votes
79,655,893	20,231	11,588	*

* There were 15,326,993 shares voted at the Court Meeting which did not vote at the Extraordinary General Meeting. These were not broker non-votes, and under English law, these are not considered abstentions.

Shareholders passed each of the special resolutions by the requisite majorities on a poll.

Completion of the Scheme of Arrangement remains subject to the sanction of the High Court of Justice in England and Wales, the hearing in respect of which is expected to take place on January 22, 2026.

Item 9.01 Exhibits
(d) Exhibits.

Exhibit No.	Description
3.1	Amended and Restated Articles of Association of Indivior PLC effective December 11, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Indivior PLC

Date: December 15, 2025	By:	/s/ Ryan Preblick
Name: Ryan Preblick
Title: Chief Financial Officer